UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Howard Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6011 UNIVERSITY BOULEVARD

SUITE 370

ELLICOTT CITY, MARYLAND 21043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

WEDNESDAY, MAY 28, 2014, AT 11:30 A.M.

At the

Corporate Offices of

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, MD 21043

The Annual Meeting of Stockholders of Howard Bancorp, Inc. (the “Company”) will be held on Wednesday, May 28, 2014 at 11:30 a.m. (local time) at the corporate offices of Howard Bancorp, Inc. located at 6011 University Boulevard, Suite 370, Ellicott City, MD 21043, to consider and act upon the following matters:

1.	To elect Three Class III directors to serve for a three year term expiring at the Annual Meeting of Stockholders in 2017, and until their successors are elected and qualify;

2.	To approve a non-binding advisory proposal to approve the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Stegman & Company as the independent registered public accounting firm to audit the Company’s financial statements for 2014; and

4.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Any action may be taken on the foregoing at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only stockholders of record as of the close of business on April 10, 2014 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

If you have questions pertaining to the foregoing, please contact the Company at (410) 750-0020.

By Order of the Board of Directors

Charles E. Schwabe, Corporate Secretary
April 17, 2014

HOWARD BANCORP, INC.

6011 UNIVERSITY BOULEVARD

SUITE 370

ELLICOTT CITY, MARYLAND 21043

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INTRODUCTION

In connection with the solicitation of proxies by the Board of Directors of Howard Bancorp, Inc., a Maryland corporation (“Howard Bancorp” or the “Company”), for use at the Company’s Annual Meeting of Stockholders, to be held at 11:30 a.m. (local time) on Wednesday, May 28, 2014 (the “Meeting”), and at any adjournment or postponement of the Meeting, we are first making this proxy statement, the Notice of Annual Meeting of Stockholders and the form of proxy card available on or about April 17, 2014, to all stockholders of the Company entitled to vote at the Meeting. The Meeting will be held at the following location:

Corporate Offices of

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, MD 21043

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, on the website referred to in the Notice or request to receive an e-mailed or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an e-mailed or printed copy may be found in the Notice. If you request printed copies, these materials will also include a proxy card for the Meeting that you can use to vote your shares.

We intend to mail the Notice on or about April 17, 2014 to all stockholders of record entitled to vote at the Meeting. We may send record holders a proxy card, along with a second Notice, on or after April 27, 2014.

The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company, who will not receive any special compensation for their services. The Company may also engage an outside firm to assist in the solicitation of the proxies. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to the beneficial owners of our common stock.

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VOTING RIGHTS AND PROXIES

Voting Rights; Quorum; Vote Required to Approve

Only stockholders of record at the close of business on April 10, 2014 (the “Record Date”), will be entitled to notice of and to vote at the Meeting or any adjournment or postponement of the Meeting. On that date, the Company had 4,090,402 shares of common stock, par value $0.01 per share, outstanding, held by approximately 317 stockholders of record. The common stock is the only class of the Company’s stock of which shares are outstanding and entitled to vote at the Meeting. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders. Stockholders do not have the right to cumulate votes in the election of directors.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting will be necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (as long as there is one routine matter to be voted on at the meeting, as discussed further below) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Meeting is required to elect the director nominees. In other words, the nominees who receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

The affirmative vote of at least a majority of all votes cast at the Meeting is required for the approval of the non-binding resolution to approve the compensation of our named executive officers. Abstentions and broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

The affirmative vote of at least a majority of all votes cast at the Meeting is required for the ratification of the appointment of Stegman & Company as the Company’s independent registered public accounting firm. Abstentions are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

If your shares are held in the name of a bank, broker or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Meeting. In general, brokers who hold shares of record in street name have the authority to vote shares for which their customers do not provide voting instructions on certain limited routine, uncontested items. In the case of non-routine or contested items, the brokerage firm holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder of such shares. A broker “non-vote” occurs when a proxy received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares.

If your shares of common stock are held of record by a bank or other nominee, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Meeting in the absence of instructions from you will depend on your specific arrangement with your nominee record holder. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Meeting in the absence of specific voting instructions from you.

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Under the applicable rules of the various securities exchanges applicable to their member brokerage firms, the proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. If your broker holder of record signs and returns a proxy card on your behalf, but does not indicate how the common stock should be voted, the common stock represented on the proxy card will be voted FOR ratification of the appointment of Stegman & Company as our independent public accounting firm for 2014. The election of directors and the non-binding advisory vote to approve the compensation of our named executive officers are considered “non-routine” items for which brokerage firms may not vote in their discretion on behalf of clients who do not furnish voting instructions and, thus, there may be “broker non-votes” at the Meeting with respect to these proposals. IF YOU HOLD YOUR SHARES IN STREET NAME THROUGH A BROKER, YOU MUST PROVIDE VOTING INSTRUCTIONS TO YOUR BROKER RECORD HOLDER IN ORDER FOR YOUR SHARES TO BE VOTED ON IN THE ELECTION OF DIRECTORS AND THE NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION. FURTHER, IF YOUR SHARES ARE HELD IN STREET NAME BY A BANK OR OTHER NOMINEE TO WHOM YOU HAVE NOT GRANTED DISCRETIONARY AUTHORITY TO VOTE YOUR SHARES, YOUR SHARES WILL NOT BE VOTED ON ANY PROPOSAL AT THE MEETING UNLESS YOU PROVIDE VOTING INSTRUCTIONS TO YOUR RECORD HOLDER.

Proxies

Properly executed proxies received by the Company in time to be voted at the Meeting will be voted as specified by stockholders on the proxy form. In the absence of specific instructions, proxies received will be voted as follows, except that shares held by brokers for which voting instructions were not received by the beneficial owners will only be voted with respect to ratification of the independent registered public accountants:

•	FOR the election of the nominees for election as directors.
•	FOR approval of the non-binding advisory vote on the compensation of the Company’s named executive officers.
•	FOR ratification of Stegman & Company as the independent registered public accounting firm to audit the Company’s financial statements for 2014.

Management does not know of any matters that will be brought before the Meeting, other than as described in this Proxy Statement. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

WE ANTICIPATE THAT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS WILL VOTE THEIR SHARES OF THE COMPANY’S COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN, FOR THE APPROVAL OF THE NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AND FOR RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY.

The inspectors of election appointed for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting.

As set forth in the Notice, you may authorize a proxy to vote your shares on your behalf and indicate how such shares should be voted by telephone, by Internet, or by mail by requesting a paper copy of the materials. PLEASE CAST YOUR VOTE PROMPTLY in order to assure that your shares are voted.

You may revoke your proxy at any time before it is voted at the Meeting:

o	by granting a later proxy with respect to the same shares;
o	by sending written notice to Charles E. Schwabe, Corporate Secretary of the Company, at the Company’s address noted above, at any time prior to the proxy being voted; or
o	by voting in person at the Meeting.

Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in street name by your bank, broker or other nominee, you will need additional documentation to vote in person at the Meeting. Please see the voting form provided by your bank, broker or other nominee, as record holder of the shares, for additional information regarding the voting of your shares.

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SECURITIES OWNERSHIP

OF

DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of April 10, 2014, information with respect to the beneficial ownership of Howard Bancorp’s common stock by each director, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe owns in excess of 5% of the outstanding common stock. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.

	Position	Number of Shares Beneficially Owned (1)	Stock Options and Warrants Exercisable Within 60 Days	Total	Percent of Common Shares
Board of Directors:
Richard G. Arnold	Director	102,347	10,609	112,956	2.76%
Nasser Basir (2)	Director	36,529	304	36,833	*
Andrew E. Clark (3)	Director	43,334	6,951	50,285	1.23%
Philip W. Gibbs	Director	19,858	—	19,858	*
Robert J. Hartson (4)	Director	185,699	14,769	200,468	4.90%
Donna Hill Staton	Director	6,943	—	6,943	*
Paul I. Latta, Jr.	Director	82,576	15,687	98,263	2.40%
Barbara K. Lawson (5)	Director	9,950	3,454	13,404	*
Kenneth C. Lundeen (6)	Director	147,791	12,261	160,052	3.91%
Robert N. Meyers (7)	Director	44,018	10,512	54,530	1.33%
Richard H. Pettingill	Director	17,565	8,419	25,984	*
Steven W. Sachs	Director	89,556	9,306	98,862	2.42%
Mary Ann Scully (8)	Director, Chairman of Board, Chief Executive Officer and President	99,066	83,529	182,595	4.46%
Robert W. Smith, Jr.	Director	21,618	—	21,618	*

Executive Officers:
Robert A. Altieri (9)	Executive Vice President	5,000	—	5,000	*
Paul G. Brown (10)	Executive Vice President	31,873	60,546	92,419	2.26%
George C. Coffman (11)	Executive Vice President Chief Financial Officer and Treasurer	42,960	51,796	94,756	2.32%
Charles E. Schwabe (12)	Executive Vice President and Secretary	32,630	60,546	93,176	2.28%

All directors & executive officers as a group (18 persons)		1,019,313	348,689	1,368,002	33.44%

* Less than 1%

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(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)	Includes 6,850 shares held in an Individual Retirement Account in the name of Mr. Basir. Also includes 8,000 shares held in UTMA accounts for Mr. Basir’s children, of which he disclaims beneficial ownership

(3)	Does not include 1,500 shares held in UTMA accounts for Mr. Clark’s children, of which he disclaims beneficial ownership.

(4)	Includes 25,000 shares owned by Hartson Family Trust, for which Mr. Hartson serves as co-trustee and over which he has shared voting and investment power; 20,600 shares held by ATEC Profit Sharing Plan, for which Mr. Hartson is the trustee. Does not include 16,200 shares held in the name of Mr. Hartson’s spouse, for which Mr. Hartson disclaims beneficial ownership.

(5)	Includes 8,550 shares held in an Individual Retirement Account in the name of Ms. Lawson.

(6)	Includes 25,600 shares held in an Individual Retirement Account in the name of Mr. Lundeen, of which he is the beneficial owner. Also includes 6,668 shares held by Mr. Lundeen’s spouse and 14,674 shares held in trust by Mr. Lundeen’s spouse as trustee for benefit of members of her family, for which Mr. Lundeen disclaims beneficial ownership.

(7)	Includes 3,700 shares held in an Individual Retirement Account in the name of Mr. Meyers and 3,700 shares held in an Individual Retirement Account in the name Mr. Meyers’ spouse.

(8)	Includes 25,547 shares held in an Individual Retirement Account in the name of Ms. Scully. Also includes 8,333 shares of restricted stock over which Ms. Scully has voting control.

(9)	Includes 5,000 shares of restricted stock over which Mr. Altieri has voting control.

(10)	Includes 23,540 shares owned by Mr. Brown which are pledged as security. Includes 8,333 shares of restricted stock over which Mr. Brown has voting control.

(11)	Includes 8,200 shares held in an Individual Retirement Account in the name of Mr. Coffman and 25,927 shares owned jointly with his spouse. Also includes 8,333 shares of restricted stock over which Mr. Coffman has voting control.

(12)	Includes 8,333 shares of restricted stock over which Mr. Schwabe has voting control.

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Item 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors may be increased or decreased by the Board of Directors. The number of directors is currently fixed at 14 with no vacancies. The directors of the Company are divided into three classes - Class I, Class II and Class III - each class consisting of an equal number of directors, or as nearly equal as possible. One class of directors is elected at each annual meeting to hold office for a term of three years and until their successors have been duly elected and qualify. During his or her term, a director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter and only for cause. The Board believes that the staggered terms of the Board of Directors help to assure the continuity and stability of the Company’s business strategies and policies. Each director of the Company also serves as a director of Howard Bank.

The Board of Directors has determined that all of our directors, with the exception of Ms. Scully, are independent directors as determined under the definition of independence set forth in the rules and listing standards of the NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board of Directors considered the transactions and relationships disclosed under “Certain Relationships and Related Transactions” below.

The Board of Directors has nominated the following persons for election as director, all of whom currently serve as directors:

Class	Nominees	To Serve Until Annual Meeting in

III	Messrs. Arnold and Basir, and Ms. Scully	2017

Each director will serve for the period until the identified annual meeting of stockholders and until their successors are elected and qualify.

Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld or with respect to shares held in street name by brokers for which voting instructions were not received from the beneficial owners, all proxies received in response to this solicitation will be voted for the election of the nominees listed above. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve prior to the Meeting, a substitute or substitutes will be nominated by the Board of Directors, and those proxies voted for the original nominee or nominees will be voted for such substitute(s).

Nominees receiving a plurality of the votes cast at the Meeting in the election of directors will be elected as director, in the order of the number of votes received. Directors and executive officers of the Company as a group have the power to vote or direct the voting of 1,019,313 shares of our common stock, or approximately 25% of the shares of common stock outstanding on the Record Date, and have indicated their intention to vote “FOR” the election of all of the nominees for election as director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES TO THE COMPANY’S BOARD OF DIRECTORS.

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Set forth below is certain information as of April 17, 2014 concerning the nominees for election as director of the Company and each current director whose term will continue after the Meeting. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

Class III to serve until the 2017 Annual Meeting of Stockholders

Richard G. Arnold

Mr. Arnold, 52, has served as a director of Howard Bancorp since its formation in 2005 and has served as a director of Howard Bank since 2004. Mr. Arnold is the Vice President and co-owner of The John E. Ruth Company, Inc., a plumbing and heating firm. He has served in that capacity since 1983. He also maintains ownership in various real estate holdings. Mr. Arnold serves on the Board of Trustees at Mount de Sales High School and serves on several related committees. Mr. Arnold is an organizing director of Howard Bank and is currently a member of the Compensation Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The board of directors of each of Howard Bancorp and Howard Bank believe that Mr. Arnold’s qualifications for serving on the board include his many years of active involvement with the boards of directors, his experience owning and operating a small business in our market area, his experience in real estate and real estate development, and being a life-long member of the community which provides long standing affiliations with local businesses.

Nasser Basir

Mr. Basir, 59, has served as a director of Howard Bancorp and Howard Bank since 2009. Mr. Basir is the CEO, President, and founder of PSI Pax, Inc., an Information Technology (IT) services business, which he created in 2006 as a spin off from Planned Systems International, Inc., also an IT services firm which he had co-founded in 1988. Mr. Basir has over 30 years of management and technical experience as an IT consultant to both government and commercial organizations. He is presently on the Board of Trustees of the Glenelg Country School and serves and has served on several not-for-profit boards. Mr. Basir is currently the Chair of the Audit Committee and a member of Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The board of directors of each of Howard Bancorp and Howard Bank believes that Mr. Basir’s experience managing, operating, and growing his own business, extensive knowledge of the government contracting industry and affiliations with the local community qualify him to serve on the board of directors.

Mary Ann Scully

Ms. Scully, 62, has served as a director and as the Board Chairperson, President, Chief Executive Officer and Chief Risk Officer of Howard Bancorp since December 2005 and has served as a director and as the Board Chairperson, President, Chief Executive Officer and Chief Risk Officer of Howard Bank since the founding of the Bank in 2004. Ms. Scully is also an organizing director of Howard Bank and the Chair of the Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank. Ms. Scully was employed by Allfirst Bank (formerly known as The First National Bank of Maryland and now known as M&T Bank) from 1973 through April 2003. She served as Executive Vice President for Regional Banking from June 2001 through April 2003, Executive Vice President for Community Banking from January 2000 through June 2001, Senior Vice President for Strategic Planning from 1998 to 2000, Senior Vice President for Mergers and Acquisitions from 1996 to 1998, and Senior Vice President of International Banking from 1984 to 1996.

Ms. Scully has been a Howard County resident since 1995. She is a past chair of the Maryland Bankers Association and the Community Foundation of Howard County. She was appointed to the Baltimore branch of the Federal Reserve Bank in 2014. Ms. Scully was also appointed to the Maryland Legislature’s Augustine Commission on economic development in 2014. She presently serves on the board and Executive Committee of Catholic Charities, is the co chair of the corporate campaign and a board member of Kennedy Krieger Institute. Ms. Scully was formerly a trustee and served on the Finance Committee and the Capital Campaign Council of the Howard Community College Foundation Board, as a trustee of the United Way of Central Maryland, as a board member of Howard County General Hospital and the Maryland Chamber of Commerce, as a trustee of the Horizon Foundation and as an advisory board member of Loyola University’s Sellinger School of Business.

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The board of directors of each of Howard Bancorp and Howard Bank believe that Ms. Scully’s qualifications for serving as Chairman of the Board include her extensive knowledge of the Bank’s history, business and operations, as well as of the banking industry in general and the risks facing the industry. Ms. Scully has gained valuable insight into the Bank and the industry as a result of her long tenure with the Bank both as a director and in her executive officer positions as well as her previous extensive experience at other banks and her being active in several banking associations, including as a past Chair of the Maryland Bankers Association. The boards also believe that her personal and business affiliations in our market areas also qualify her to sit on the boards of directors, and that it is beneficial to have an executive officer, who is familiar with the day-to-day operations of Howard Bancorp and the Bank, serving on the board of directors, which provides the boards with a management perspective that helps the them successfully oversee Howard Bancorp and the Bank.

CONTINUING DIRECTORS

Class I to serve until the 2015 Annual Meeting of Stockholders

Andrew E. Clark

Mr. Clark, 51, has served as a director of Howard Bancorp since its formation in 2005 and as a director of Howard Bank since 2005. Mr. Clark is the Chairman of CapellaTax Network, LLC, an early stage company providing pre-paid tax compliance and advice, primarily as a pre-tax voluntary employee benefit, through a local network of Certified Public Accountants, a position he assumed upon the formation of the company in January 2011. From February 2009 through December 2012, Mr. Clark served as a Managing Principal and Chief Operating Officer of Evergreen Advisors, LLC, which assists closely-held and emerging growth companies in the areas of corporate finance, exit strategies, valuations, and advisory services. Mr. Clark is also Chairman of Wheatfield Ventures, LLC, a private investment firm, and has served in that capacity since 2000. Prior to founding Wheatfield Ventures, LLC, Mr. Clark was a senior executive with Verio, Inc., an international provider of internet and Web hosting services, from 1997 to 2000. In addition, Mr. Clark is a member of the Advisory Board of Spring Capital Partners, L.P., a provider of subordinated mezzanine financing in the Mid-Atlantic region. Mr. Clark serves on the Board of NDX Archives, LLC a full service provider of professional records management and storage services, and ThunderBay 1636 a branded apparel company focused on the growing sport of lacrosse. He also served on the Board of Trustees of the Glenelg Country School, and is a past President of Cattail Creek Country Club. Mr. Clark is currently the Chair of the Compensation Committee and a member of the Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The boards of directors of each of Howard Bancorp and Howard Bank believe that Mr. Clark’s qualifications for serving on the board include his educational background, extensive experience with financial accounting matters, including several years with the accounting firm of KPMG and serving in financial and operating positions with a public company, his financial expertise including serving as Chief Financial Officer of a privately held company, and his accounting certification.

Philip W. Gibbs

Mr. Gibbs, 55, has served as a director of Howard Bancorp and Howard Bank since 2009. Mr. Gibbs has been President and Chief Operating Officer of Hamel Builders, Inc. since it was founded in 1998. He was a co-founder and is a co-owner of this full-service building firm that provides construction management, design-build and general contracting services in the Mid-Atlantic region. He is also the Vice President of Hamel Commercial, Inc., also a third party general contractor, and has held this position since 1998. He is currently a member of the Compensation Committee of the boards of directors of both Howard Bancorp and Howard Bank. In 2009 Mr. Gibbs was named Anne Arundel County Philanthropist of the Year for his continued annual contributions to over 50 charities. In addition to gift giving, Mr. Gibbs presently serves on the boards of the Anne Arundel Medical Center Foundation and the Anne Arundel Affordable Housing Coalition. He is current Chairperson for the Archdiocese Capital Campaign and past Parent Chair of the St. Mary’s Fleur De Lis Fund. Mr. Gibbs also serves on many community Advisory Committees including: Johns Hopkins National Pediatric Care; Anne Arundel County Boys & Girls Club; and Catholic Charities. Through the Gibbs Family Fund, Mr. Gibbs has endowed student scholarships at East Carolina University and St. Mary’s School in Annapolis, Maryland. Mr. Gibbs is currently a member of the Compensation Committee of the boards of directors of both Howard Bancorp and Howard Bank.

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The boards of directors of Howard Bancorp and Howard Bank believe that Mr. Gibbs’ qualifications for serving on the boards of directors include his entrepreneurial, financial and operational expertise and extensive knowledge of the real estate industry.

Barbara K. Lawson

Ms. Lawson, 67, has served as a director of Howard Bancorp and Howard Bank since 2008. Ms. Lawson is a partner of the Synergies Consulting Group and until 2008 was the president and CEO of the Community Foundation of Howard County (formerly the Columbia Foundation). Prior to that she served in a variety of not for profit leadership roles, including the Traditional Acupuncture Foundation, the National Institute of Mental Health and the American Red Cross with the latter including refugee and relief work assignments. She is a graduate of Leadership Howard County, is a founding advisory board member of the Women’s Giving Circle, the Howard County Police Foundation and Vision Howard County and has received the Audrey Robbins Humanitarian award and is an inductee in the Howard County Women’s Hall of Fame and the 2005 Top Hundred Maryland’s Women. Ms. Lawson is currently a member of the Governance and Nominating Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The boards of directors of each of Howard Bancorp and Howard Bank believe that Ms. Lawson’s qualifications for serving on the boards of directors include her management and consulting skills and her long-standing affiliations with the local business community.

Kenneth C. Lundeen

Mr. Lundeen, 69, has served as a director of Howard Bancorp since its formation in 2005 and has served as a director of Howard Bank since 2004. Mr. Lundeen is President, Chief Executive Officer, and a co-owner of Environmental Reclamation Company, a diversified environmental services company, and has held this position for more than five years. Mr. Lundeen served as the President and Chief Executive Officer of C.J. Langenfelder & Son, Inc., a diversified construction contracting firm (1995-2004), and as Chairman of its successor Conrad Capital Corporation, an asset holding company (2004-2012). Mr. Lundeen served on the board of directors of the Baltimore branch of the Federal Reserve Bank of Richmond (2001-2006). He is an attorney and actively practiced in Maryland, specializing in corporate and business law and representing small to medium-sized private and publicly held companies, from 1972 until 1988. Mr. Lundeen is an organizing director of Howard Bank and is currently a member of the Governance and Nominating Committee and the Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The boards of directors of each of Howard Bancorp and Howard Bank believe that Mr. Lundeen’s qualifications for serving on the boards of directors include his legal and management experience and his knowledge of the banking industry gained though his service at the Federal Reserve Bank and as a director of Howard Bank and Howard Bancorp since their formation.

Richard H. Pettingill

Mr. Pettingill, 78, has served as a director of Howard Bancorp since its formation in 2005 and has served as a director of Howard Bank since 2004. Mr. Pettingill has been the President of Dick Pettingill Commercial Real Estate Brokerage, Inc., a commercial real estate brokerage firm, since 1998. He has had multiple experiences working in commercial real estate in the Baltimore Washington Corridor since 1978, including a ten year assignment as Senior Vice President and partner of Casey & Associates/ONCOR International. He is a past President of the Howard County Chamber of Commerce and the Columbia Rotary Club. Additionally, he was the founding Chairman of the Howard County Economic Development Authority established in 1991 and served on that Board for more than eight years. Mr. Pettingill served on the Board of Maryland Chamber of Commerce and was the Treasurer of their PAC for four years through 2006. In 2011, Mr. Pettingill was appointed by the Mayor to the Annapolis City Maritime Advisory Board for a four-year term. Mr. Pettingill served as a director of Commercial & Farmers Bank until its acquisition by Farmers & Mechanics Bank in 1999, and continued on the F&M Advisory Board for many years thereafter. Mr. Pettingill is an organizing director of Howard Bank and is currently a member of the Compensation Committee of the boards of directors of both Howard Bancorp and Howard Bank.

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The boards of directors of Howard Bancorp and Howard Bank believe that Mr. Pettingill’s qualifications for serving on the boards of directors include his commercial real estate expertise, his industry experience and knowledge gained through service on the boards of other financial institutions, and his extensive community contacts.

Class II Director Nominees to serve until the 2016 Annual Meeting of Stockholders

Robert J. Hartson

Mr. Hartson, 57, has served as a director of Howard Bancorp since its formation in 2005 and has served as a director of Howard Bank since 2004. Mr. Hartson is the President of ATEC Industries, Ltd., a multi-disciplined construction company working in both the public and private sectors. Mr. Hartson has held this position since 1987. Mr. Hartson also has been the President of ATEC Shielding Systems since 2003. ATEC Shielding Systems is a specialty subcontractor that designs, manufactures and installs systems that protect mission critical assets from the affects of High Electromagnetic Pulse, Electromagnetic Pulse and other destructive electromagnetic phenomenon, and whose primary customers include the U.S. military and various federal agencies. Mr. Hartson is managing member of two entities that operate diagnostic medical imaging centers in Maryland, including Howard Radiology, and Howard Open MRI (1998-present). Mr. Hartson also manages 180,000 sq. ft. of commercial real estate in the Bank’s market area. Mr. Hartson is an organizing director of Howard Bank and is currently the Vice Chair of the Audit Committee and a member of the Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The boards of directors of each of Howard Bancorp and Howard Bank believe that Mr. Hartson’s qualifications for serving on the boards of directors include his deep understanding of Howard Bancorp and Howard Bank as a result of being a member of the boards of directors since their inception and his knowledge of the real estate industry and business environment in our market areas.

Paul I. Latta, Jr.

Mr. Latta, 70, has served as a director of Howard Bancorp since its formation in 2005 and has served as a director of Howard Bank since 2004. Mr. Latta serves as Managing Member of ERIS Technologies LLC, a company developing 3-D software solutions for managing emergency situations. Prior to that Mr. Latta served as a Senior Vice President of The Rouse Company, a real estate development firm, from 1968 to 1999, and as President of E-IDC Inc., a software developer, from June 2007 through August 2009. Mr. Latta is an organizing director of Howard Bank, serves as the Lead Independent Director of Howard Bancorp and Howard Bank, and is currently a member of the Executive, the Governance and Nominating, and the Compensation Committees of the boards of directors of both Howard Bancorp and Howard Bank. Mr. Latta also serves as the managing director of ERIS Technologies, LLC.

The boards of directors of both Howard Bancorp and Howard Bank believe that Mr. Latta’s qualifications for serving on their boards include his extensive knowledge of the real estate industry and his understanding of Howard Bancorp and Howard Bank as a result of being a member of the boards of directors since their inception.

Robert W. Smith, Jr.

Mr. Smith, 62, was elected to serve as a director of Howard Bancorp and Howard Bank in September 2012.  Mr. Smith is a practicing attorney and has been a partner at the law firm of DLA Piper LLP (US) since 1983.  He is currently the Chair of the Corporate and Finance practice for DLA Piper in the United States and is a member of the Executive Committee of DLA Piper, positions he has held for at least ten years.  Mr. Smith’s practice focuses on the general representation of private and public companies, and includes significant experience relating to mergers and acquisitions and the public offering of securities.  Mr. Smith also has served on the boards of several not-for-profit entities, and is presently a member of the Board and President of the Board of Trustees of CENTERSTAGE in Baltimore, Maryland.  Mr. Smith is currently a member of the Compensation Committee of the Boards of Directors of both Howard Bancorp and Howard Bank.

The Boards of Directors of each of Howard Bancorp and Howard Bank believe that Mr. Smith’s qualifications for serving on the boards of directors include his legal background and significant experience in working with public companies and advising boards of directors on legal, governance and transactional matters, his management experience based on his responsibilities as national practice chair at DLA Piper, his significant experience with strategic transactions and his knowledge of governance principles and board matters based on his service and leadership positions with not-for-profit boards.

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Donna Hill Staton

Ms. Staton, 56, has served as a director of Howard Bancorp and Howard Bank since December 2009. Ms. Staton is an attorney and member of the Maryland Bar since 1982. Her professional experience includes 13 years with the law firm of Piper & Marbury (now DLA Piper) where she was elected partner in 1993. Her commercial litigation practice included the representation of financial institutions and other businesses in state and federal courts and commercial arbitrations. Following a period of service as a Maryland circuit court judge, Ms. Staton was appointed Deputy Attorney General of the State of Maryland in 1997, a position she held until 2006. As chief deputy, she assisted the Attorney General with supervision of an office of nearly 600 employees, a multi-million dollar budget and responsibility for: the delivery of legal advice, counsel and representation of all branches of Maryland government; enforcement of the state’s Securities, Antitrust and Consumer Protection laws; criminal investigations; and representation of the State in all criminal appellate appeals. Since leaving her Deputy Attorney General position, Ms. Staton has served in numerous volunteer capacities including the Maryland State Board of Education (since 2009), the Howard County Bar Foundation, the Client Protection Fund of the Bar of Maryland and the Baltimore Education Scholarship Trust. She also served as an adjunct professor at the University of Maryland Law School during 2008. Ms. Staton is currently the Chair of the Governance and Nominating Committee and a member of the Executive Committee of the boards of directors of both Howard Bancorp and Howard Bank.

The boards of directors of each of Howard Bancorp and Howard Bank believe that Ms. Staton’s qualifications to serve as a director of Howard Bancorp and Howard Bank include her legal background working with and representing businesses, regulators and legislative bodies, her management experience, and her knowledge of governance principals gained from service on government and not-for-profit boards and commissions.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE

The Board of Directors of the Company met ten times during 2013. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during 2013. There currently are four standing committees of our Board of Directors:

Audit Committee
Executive Committee
Governance and Nominating Committee
Compensation Committee

Corporate Governance

The Board of Directors is committed to fulfill its responsibilities to stockholders and other Company stakeholders consistent with sound corporate governance policies adopted by the Board on behalf of the Company that incorporate the best contemporary standards and practices. Among other polices, we have adopted a code of conduct that applies to our employees, including our Chief Executive Officer and our Chief Financial Officer, and a separate code of conduct that applies to our non-employee directors. These policies provide our directors, senior management and all our employees with a framework that defines responsibilities, sets high standards of professional and personal conduct, and promotes compliance with the various financial, ethical, legal and other obligations and responsibilities applicable to the Company.

The Company’s codes of conduct and other corporate governance policies can be viewed at the About Us - Corporate Governance section of Howard Bank’s website www.howardbank.com.

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Board Leadership Structure; Lead Independent Director

Currently, our President and Chief Executive Officer also serves as the Chairman of the Board. The Company believes this leadership structure is most appropriate for us because we believe having the CEO serve as Chairman fosters an alignment of various company leadership duties, and that having the person most familiar with all aspects of the Company’s day to day operations lead the Board enhances accountability and effectiveness.

In addition to the Chairman of the Board, which is the only Board position filled by a member of management, the Board of Directors has established the position of Lead Independent Director. Mr. Latta currently serves as the Lead Independent Director.

The Lead Independent Director provides leadership to and reports to the Board focused on enhancing effective corporate governance, provides a source of Board leadership complementary to, collaborative with and independent of the leadership of the Board Chair/CEO, and promotes best practices and high standards of corporate governance.

The Lead Independent Director serves as a member of the Executive Committee, the Governance and Nominating Committee and any other committee of the Board to which he is appointed.

Board’s Role in Risk Oversight

The Board of Directors has an active role in overseeing and monitoring our risk management processes. The Board of Directors regularly reviews information regarding the Company’s asset quality, securities portfolio, capital, liquidity, compensation, financial reporting, strategic plan, products, security and operations. The Board of Directors oversees the risk management process through correlated committee processes and through Board management of, and/or participation in, these committees. The Compensation Committee is responsible for overseeing the management of risks related to our executive and non-executive compensation plans. The Audit Committee has responsibility for oversight of financial reporting, information technology, security and regulatory risks. The Governance and Nominating Committee manages risk associated with the Board of Directors, including independence and competence of the directors. The Executive Committee is responsible for oversight of the management of risks associated with our policies and procedures related to financial management, interest rate sensitivity, liquidity, investment, and capital, and is also responsible for management of risk associated with loans and reviews loans as set forth in the Bank’s loan policies.

We also have an outsourced internal audit provider that reports to the Audit Committee. On an annual basis, or more frequently if required, the Audit Committee approves a schedule of internal reviews and audits for this firm to complete. This firm reports the findings from these reviews and audits to the Audit Committee on at least a quarterly basis. The Chair of the Audit Committee makes a full report of each finding to the full Board of Directors.

The Board of Directors does not believe that the administration of its risk oversight function has had any effect on its leadership structure as described above.

Committees of the Board of Directors

Audit Committee

The Board of Directors of the Company has established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent registered public accounting firm; the approval of all audit, review and attest services provided by the independent public accounting firm; the integrity of the Company’s reporting practices; and evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent public accounting firm. The Audit Committee is responsible for the selection, review and oversight of the Company’s outsourced internal audit company. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the About Us - Corporate Governance section of Howard Bank’s website www.howardbank.com. The Audit Committee is currently comprised of Mr. Basir, the Chairman, and Messrs. Hartson, Latta, and Meyers. Each of the members of the Audit Committee is independent, as determined under the definition of independence set forth in the rules and listing standards of the NASDAQ Stock Market LLC. During 2013 the Audit Committee of the Company met seven times. The Board of Directors has determined that Mr. Meyers is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

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The Audit Committee is also responsible for the pre-approval of all non-audit services provided by the Company’s independent registered public accounting firm. Non-audit services are only provided by the Company’s auditors to the extent permitted by law. Pre-approval is required unless a "de minimis" exception is met. To qualify for the "de minimis" exception: the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for: assisting, advising and making recommendations to the Board of Directors on corporate governance matters, including the identification, selection, and recommendation of qualified individuals to become Board members; selecting and recommending that the Board approve the director nominees for the annual meeting of stockholders; developing and recommending to the Board a set of corporate governance guidelines; developing and recommending a Board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the Board; and overseeing the succession planning for the Chief Executive Officer. The charter for the Governance and Nominating Committee can be viewed at the About Us - Corporate Governance section of Howard Bank’s website www.howardbank.com.

The Governance and Nominating Committee identifies nominees for the Board of Directors by first evaluating the current Board members willing to continue serving as directors. Current Board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the Committee solicits suggestions for director candidates from a number of sources, which can include other Board members, management, and individuals personally known to members of the Board.

Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the Board as nominees for director, the Governance and Nominating Committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the Board. In this regard, the Governance and Nominating Committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the Company, and to diversity on the Board that reflects the community that we serve. The Governance and Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under NASDAQ’s listing standards. These factors are subject to change from time to time.

The Governance and Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Company’s Secretary at its executive offices. Submissions must include: (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors, including that information set forth in Article I, Section 1.10 of our Bylaws; (ii) such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934; (iii) an indication of whether such individual can read and understand basic financial statements; and (iv) Board committee memberships for the Governance and Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Governance and Nominating Committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of the Company’s proxy materials in connection with the prior year’s annual meeting of stockholders for nomination at the next annual meeting. The Governance and Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

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There is no difference in the manner in which the Governance and Nominating Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder, the Governance and Nominating Committee, a director or by any other source. No submission for Board nominees by a stockholder was received by the Company with respect to the Meeting.

The Governance and Nominating Committee is currently comprised of Ms. Staton, the Chair, Ms. Lawson, and Messrs. Latta and Lundeen and Sachs. Each of the members of the Committee is independent, as determined under the definition of independence set forth in the rules and listing standards of the NASDAQ Stock Market LLC. During 2013 the Governance and Nominating Committee of the Company met six times.

Compensation Committee

The Compensation Committee assists, advises and makes recommendations to the Board of Directors on executive and director compensation matters, including evaluating and recommending to the Board compensation and benefit plans for executives and directors of the Company, as well as evaluating the performance of the Company’s executives. The Compensation Committee also has been delegated responsibility for making certain compensation decisions relating to the Company’s executives and under the Company’s equity compensation plans. The Compensation Committee solicits the recommendation of our Chairman, President and Chief Executive Officer with respect to compensation determinations concerning our four other executive officers, but does not delegate its authority with respect to compensation matters to any other person.

The Compensation Committee also may request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the committee in its work. In this connection, the Compensation Committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the committee in fulfilling its responsibilities. The Compensation Committee did not retain a compensation consultant during the year ended December 31, 2013.

The charter for the Committee can be viewed at the About Us - Corporate Governance section of Howard Bank’s website www.howardbank.com.

The Compensation Committee is currently comprised of Mr. Clark, the Chairman, and Messrs. Arnold, Gibbs, Latta, Pettingill and Smith. Each of the members of the Committee is independent, as determined under the definition of independence set forth in the rules and listing standards of the NASDAQ Stock Market LLC. During 2013 the Compensation Committee of the Company met five times.

Director Attendance at Annual Meetings

It is our policy that all members of the Board of Directors are expected to attend the annual meeting of stockholders in the absence of an unavoidable conflict. Twelve of our 16 directors at the time of our 2013 annual meeting of stockholders were in attendance at such meeting.

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DIRECTOR COMPENSATION

          The following table discloses all fees earned and other payments to each director for the fiscal year ended December 31, 2013.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Richard G. Arnold	$-	$10,000	$10,000
Nasser Basir	8,250	2,650	10,900
Andrew E. Clark	13,500	-	13,500
Arthur D. Ebersberger (2)	2,000	-	2,000
Phillip W. Gibbs	6,500	-	6,500
Robert J. Hartson	10,250	-	10,250
Paul I. Latta, Jr.	16,000	8,195	24,195
Barbara K. Lawson	8,000	-	8,000
Kenneth C. Lundeen	13,200	-	13,200
Robert N. Myers	8,250	-	8,250
Richard H. Pettingill	7,750	-	7,750
Steven W. Sachs	-	10,250	10,250
Mary Ann Scully (3)	-	-	-
Robert W. Smith, Jr.	-	9,500	9,500
Donna Hill Staton	8,500	-	8,500
Richard B. Talkin (2)	3,750	-	3,750
Total	105,950	40,595	146,545

(1)	As of December 31, 2013, our directors held outstanding options to purchase shares of our common stock as follows: Mr. Arnold – 8,035 shares; Mr. Basir – 304 shares; Mr. Clark – 6,877 shares; Mr. Hartson – 8,445 shares; Mr. Latta – 13,187 shares; Ms. Lawson – 3,454; Mr. Lundeen - 5,939 shares; Mr. Meyers – 7,938 shares; Mr. Pettingill – 5,845 shares; Mr. Sachs – 6,732 shares.

(2)	Messrs. Ebersberger and Talkin’s terms as directors ended at the annual meeting of stockholders held on May 29, 2013.

(3)	Ms. Scully is an executive officer and is not compensated for her services as a director.

Director Fees. Each of our non-employee directors is compensated at the rate of $500 for each meeting of our Board of Directors attended. In addition, each non-employee director is compensated for each committee meeting attended. The Chairperson of the committee is compensated at the rate of $350 per meeting attended and committee members are compensated at the rate of $250 per committee meeting attended. Director compensation is generally paid quarterly. Each non-employee director may make an annual election to have their director compensation paid in the form of cash, stock, or a mix of cash and stock. When non-employee directors elect to have their compensation paid in the form of shares of stock, the number of shares of stock awarded is equal to the total compensation earned, divided by the fair market value of our shares of common stock as of the date of award (i.e., the last business day of the calendar quarter for which the compensation is payable). The boards of directors and committees of both the Company and the Bank generally meet concurrently, and compensation is determined on the basis of such concurrent meetings being considered as one board or committee meeting.

The Lead Independent Director is also awarded per quarter, as a retainer, an additional 250 shares of our common stock.

In 2013, non-employee directors earned cash payments of $105,950, and awards of 4,989 shares of common stock as compensation for attending board of director and committee meetings, as disclosed in the above table. The directors receive no other compensation for their services.

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EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below is certain information regarding persons who are executive officers of the Company and who are not directors of the Company. Except as otherwise indicated, the occupation listed has been such person’s principal occupation for at least the last five years.

Robert A. Altieri

Mr. Altieri, 52, serves as Executive Vice President of the Company, and Executive Vice President, President of the Mortgage Division and Chief Specialty Lending Officer of Howard Bank. He has held these positions since April 2013.

Prior to joining Howard Bank, Mr. Altieri was most recently the Chief Executive Officer and President of Carrollton Bancorp, Carrollton Bank, Carrollton Mortgage Services, Inc. and Carrollton Community Development Corporation where he served in that capacity for nearly 12 years. Prior to that, he served as a Senior Vice President and Chief Lending Officer for Carrollton Bank.

Mr. Altieri is active in the community through various organizations. He currently serves as a Director for the House of Good Sheppard, and past director of Howard Hospital Foundation, Independent College Fund (IFUND), past director and treasurer for the Columbia Youth Hockey Club, Inc. and past president and director of the Glenelg Hockey Club.

Mr. Altieri has over 28 years of experience in the commercial banking industry.

Paul G. Brown

Mr. Brown, 59, serves as Executive Vice President of the Company, and Executive Vice President, Chief Lending Officer, Chief Client Services Officer and Chief Credit Risk Officer of Howard Bank. He has held these positions since the founding of Howard Bank in 2004 and since December 2005 with respect to the Company. Mr. Brown provides direct leadership for the relationship management activities of the Bank’s commercial and consumer lending, branch and client service areas.

Prior to joining the organizing group for Howard Bank, Mr. Brown served from 2001-2003 as the Senior Vice President of Regional Banking for Allfirst Bank (now M&T Bank).  Before joining Allfirst Bank, he served as Regional President for Keystone Bank (now M&T Bank) and Senior Vice President of Retail Banking for SunTrust Bank (1997-2000).  Mr. Brown has also held senior management positions at Citizens Bank of Maryland (now SunTrust Bank) and Maryland National Bank (now Bank of America).

Mr. Brown has over 32 years of experience in the commercial banking industry.

Charles E. Schwabe

Mr. Schwabe, 58, serves as Executive Vice President and Secretary of the Company, and Executive Vice President, Chief Administrative Officer, Chief Information Officer, Information Security Officer, Compliance Officer, Chief Operational Risk Officer and Secretary of Howard Bank. He has held these positions since the founding of Howard Bank in 2004 and since December 2005 with respect to the Company. Mr. Schwabe provides leadership for the operations, information technology, human resources, loan documentation, deposit management, marketing and other areas of administration including the Bank’s strategic partnership outsourcing arrangements.  He is also Howard Bank’s Community Reinvestment Act Officer.

Prior to joining the organizing group for Howard Bank, he was employed by Allfirst Bank (now M&T Bank) from 1988 through April of 2003.  He served as Senior Vice President and Manager for the Customer Relationship Management Program as well as the Strategy and Planning Director for the Technology, eCommerce and Operations Division.  At Allfirst Bank, he was also Vice President of Strategic Planning for the Mergers and Acquisitions Division and Vice President and Group Marketing Head for small business and retail product development and management.  Prior to working at Allfirst Bank, he was a consultant and senior manager for a marketing firm that specialized in the health care and financial services industries.

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Mr. Schwabe has over 22 years of banking management experience and another seven years as a marketing strategy consultant to the banking, retail and business services industries.

George C. Coffman

Mr. Coffman, 50, serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President, Chief Financial Officer, Chief Investment Officer, Treasurer and Chief Interest Rate and Liquidity Risk Officer of Howard Bank. He has held these positions since the opening of the Bank in 2004 and since December 2005 with respect to Howard Bancorp. Mr. Coffman provides leadership for the financial management and investment operations of Howard Bank. In this role, he directly manages all of the corporate accounting functions, management and regulatory reporting preparation, and compliance with accounting principles and disclosure requirements.  Mr. Coffman also is responsible for the management of interest rate risk, budgeting and financial planning, and tax planning and reporting.  Other duties include directing the investment portfolio, as well as overall funds management, and investor relations. Mr. Coffman is a Certified Public Accountant. He also serves as the Bank’s Chief Investment Officer.

Prior to joining the organizing group of  Howard Bank, Mr. Coffman held several senior financial management positions at Maryland-based financial institutions, including Mercantile Bank in Baltimore (now PNC Bank), Farmers & Mechanics Bank in Frederick (now PNC Bank), Sequoia Bank in Bethesda (now United Bank), and Citizens Bank of Maryland in Laurel (now SunTrust Bank).

Mr. Coffman has more than 25 years of experience in the operations, accounting, investment and finance areas of commercial banks in the central Maryland area.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to Howard Bank’s initial capital offering, the organizing directors of Howard Bank and certain other organizing investors purchased an aggregate of 238,750 shares of Howard Bank’s common stock at a purchase price of $20.00 per share. The primary purpose of this “organizational offering” was to provide Howard Bank with the capital necessary to fund some of its initial organizational and prepaid operating expenses.

In recognition of the financial and organizational risk undertaken by the purchasers in the organizational offering, each purchaser in the organizational offering received a warrant to purchase 0.25 shares of common stock at $20.00 per share for every share that they purchased in the organizational offering. As a result, Howard Bank issued warrants to purchase an aggregate of 56,250 shares of common stock to the purchasers in the organizational offering.

The warrants are exercisable in whole or in part until August 30, 2014. The warrants and the shares of common stock issuable upon the exercise of the warrants are transferable subject to compliance with applicable securities laws.

Upon the effective date of the share exchange (December 15, 2005), the date on which the Company became the owner of all outstanding shares of stock of the Bank, pursuant to the Plan of Reorganization and Articles of Share Exchange which were approved at the Howard Bank 2005 Annual Meeting of Stockholders, the number of Howard Bank stock options and warrants were adjusted to reflect the exchange of two shares of the Company’s common stock for each share of the Bank’s common stock.

Howard Bank and the Company may engage in transactions in the ordinary course of business with some of its directors, executive officers, holders of five percent or more of any class of our securities and entities and individuals affiliated with those persons. In addition, Howard Bank has had in the past, and may have in the future, banking transactions, including making loans to and loan guarantees on behalf of, with directors, executive officers, holders of five percent or more of any class of our securities and the business and professional organizations in which they are associated in the ordinary course of business. All such transactions will be made on terms that are no less favorable to us than those that could be obtained at the time from unaffiliated third parties and otherwise in accordance with applicable law. Further, any loans, loan commitments and loan guarantees are and will be made in accordance with all applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unrelated persons. In addition, a majority of our independent directors must approve all material affiliated transactions and loans that are in excess of $500,000, including any forgiveness of loans, with our directors, executive officers, holders of five percent or more of any class of our securities, and entities and individuals affiliated with such persons.

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In the opinion of management, these transactions do not and will not involve more than the normal risk of collectability or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application. The aggregate amount of loans outstanding to Howard Bank’s directors, executive officers and their affiliates at December 31, 2013 was approximately $23.0 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require that our directors and executive officers and persons holding more than ten percent of our outstanding shares of common stock report their ownership and changes in such ownership on Forms 3, 4 and 5 to the Securities and Exchange Commission and to us. Securities and Exchange Commission rules require disclosure in the Company’s proxy statement or Annual Report on Form 10-K of the failure of an officer, director or ten percent beneficial owner to file a Form 3, 4 or 5 on a timely basis. Relying on representations of its directors and executive officers subject to Section 16 and copies of reports filed with the SEC, we believe that, except as set forth below, no director or executive officer of the Company failed to timely file such ownership reports during the year ended December 31, 2013. We are not aware of any stockholders that own 10% of our common stock. The following Forms 3, 4 or 5 were filed late during 2013 (all such forms have since been filed):

•	A Form 4 required to be filed by each of Mary Ann Scully, Paul G. Brown, Charles E. Schwabe and George C. Coffman to report the grant of 10,000 shares of restricted stock by the Company on April 5, 2013;
•	A Form 3 required to be filed by Robert A. Altieri in connection with his appointment as an executive officer of the Company; and
•	A Form 4 required to be filed by Robert A. Altieri to report the grant of 5,000 shares of restricted stock by the Company on April 30, 2013.

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Item 2. NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Compensation of the executive officers of the Company is determined by the Board of Directors based upon recommendations of and through its Compensation Committee (the “Compensation Committee”). The Compensation Committee is comprised of independent non-employee directors, and its role and composition are further described in this Proxy Statement under Compensation Committee. The Compensation Committee Overview contained in this Proxy Statement describes the Company’s executive compensation philosophy, including core principles and objectives, and how it has been implemented. The compensation paid by the Company to its five executive officers is described in this Proxy Statement under Executive Compensation.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to express their views, on a non-binding, advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement. We first held this vote, which is often referred to as the “say-on-pay” vote, at our annual meeting of stockholders held in 2013. At such meeting, consistent with the Board of Directors’ recommendation, our stockholders voted to hold the say-on-pay vote on an annual basis; therefore our Board of Directors determined to that the Company will hold future non-binding advisory votes on the compensation of our named executive officers every year, at least until the next required vote on the frequency of stockholder votes on the compensation of our named executive officers, which will be in 2019. This vote provides stockholders with the opportunity to endorse or not endorse the compensation of our named executive officers by voting on the following non-binding, advisory resolution:

RESOLVED, that the stockholders of Howard Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the compensation tables and related material in the Proxy Statement for the 2014 annual meeting of stockholders.

Approval of the non-binding, advisory proposal to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the matter at the Meeting. Directors and executive officers of the Company as a group have the power to vote or direct the voting of 1,019,313 shares of our common stock, or approximately 25% of the shares of common stock outstanding on the Record Date, and have indicated their intention to vote “FOR” the approval of the non-binding, advisory proposal to approve the compensation of our named executive officers.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Board of Directors and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company’s executive compensation program is reasonable in comparison both to similar sized companies in the industry and to the Company’s performance, and that it strongly aligns the interests of the Company’s executive officers with the interests of the Company’s stockholders in the creation of long-term value of the Company as well as the components that drive long-term value.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

Compensation Overview

The Compensation Committee’s responsibilities with regard to compensation are to: develop and implement an annual process for evaluating the performance of the Chief Executive Officer; make recommendations to the Board concerning the compensation of the Chief Executive Officer; in consultation with the Chief Executive Officer, determine the compensation of other executives; make recommendations to the Board concerning compensation to directors; advise the Board and the Chief Executive Officer on other compensation and benefit matters; and administer various Company incentive plans.

The Company’s executive compensation philosophy embraces the following core principles and objectives:

•	Attract and retain top talent who demonstrate success and professional growth and who model the Company’s values of excellence, leadership, discipline, team work, and community spirit.
•	Reward desired performance and behavior in order to drive and enhance Company performance and achievement of its short-term and long-term goals.
•	Increase commitment through vesting ownership over time.
•	Maintain compensation competitiveness within the marketplace from which the Company accesses the desired level of talent.
•	Include a strategic emphasis on performance-based compensation, utilizing a mix of short-term and long-term incentive compensation that rewards specific performance, achievements and outcomes and aligns individual rewards with Company performance and enhancement of stockholder value.
•	Structure compensation plans so as not to encourage employees to take unnecessary or excessive risks that threaten the value of the Company and so as not to encourage the manipulation of earnings to enhance the compensation of any employee.

Under the Company’s compensation policies established by the Compensation Committee, changes in base compensation are made, and cash and equity-based incentive compensation is awarded, based both on the individual executive officer’s performance and on the performance of the entire Company. In assessing performance for purposes of compensation decisions, the Compensation Committee considers a number of factors, including, but not limited to, achievements against individual and Company goals identified and approved at the beginning of each year. The Company also considers the total compensation and the mix of compensation paid by financial services companies with characteristics similar to those of the Company to officers with comparable responsibilities and experience.

In assessing performance for the purposes of establishing compensation, the Committee does not exclusively rely on a mechanical formula, but instead weighs the performance against goals and other factors described above as considered appropriate in the circumstances.

The Compensation Committee established an annual cash incentive compensation program for 2013 based upon the achievement of specified Company-wide results as well as individual goals of the executive officers. The specific Company-wide targets were not fully met in 2013 and, accordingly, the executives were not eligible for a cash bonus under the terms of the program. However, the Compensation Committee recommended and the Board approved discretionary bonuses as indicated in the Summary Compensation Table based upon the growth in the assets of the Company, the launching of the Company’s mortgage business and significant progress towards other important financial and business objectives. No increases in base salaries were awarded from 2013 to 2014.

In April of 2013 the Compensation Committee also made restricted stock awards to the executive officers in an aggregate amount of 40,000 shares, half of which were tied to a combination of performance and time vesting over a period of three years and half of which were tied to three-year time vesting only. The Committee believes stock-based incentive compensation is an important tool to further align the interests of our executive officers with the long-term interests of our stockholders.

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The foregoing description regarding the cash incentive compensation program and restricted stock awards for 2013 does not apply to Mr. Altieri, who joined the Company in April 2013 and whose base salary, bonus and stock awards for 2013 were determined by the terms of his employment agreement.

Given the structure of and the relatively modest amounts that could potentially be awarded under the above-described incentive plans, the Committee has concluded that these plans do not serve as an inducement for any executive officer or other employee to engage in any inappropriate risk-taking activity that would threaten the value of the Company.

The Compensation Committee has direct oversight and administrative responsibility for the Company’s equity compensation plans and reports all awards to the Board of Directors. From its inception the Company has established and followed clear policies and guidelines for the award of stock options in order to assure that all option grants to acquire common stock of the Company have an exercise price no less than the market price of a share of common stock at the time of the award and that records are contemporaneously maintained in order to properly document all option awards.

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Executive Officer Compensation

Summary Compensation Table. The following table sets forth a comprehensive overview of the compensation for Ms. Scully, our Chief Executive Officer and President, and our four other executive officers (the “named executive officers”) for the years ended December 31, 2013 and 2012.

SUMMARY COMPENSATION TABLE

						All
Name					Stock	Other
and Principal Position	Year	Salary	Bonus (1)		Awards (2)	Compensation		Total

Mary Ann Scully,	2013	$275,000	$35,000		$68,500	$18,816	(3)	$397,316
Chairman, Chief Executive Officer,	2012	$245,000	$90,000			$5,590		$340,590
and President of the Company and the Bank

Robert A. Altieri,	2013	138,462	100,000	(4)	36,000	8,428	(5)	282,890
Executive Vice President
of the Company and the Bank,
Mortgage Division President of the Bank

Paul G. Brown,	2013	200,000	20,000		68,500	11,141	(6)	299,641
Executive Vice President	2012	185,000	40,000			2,691		227,691
of the Company and the Bank,
Chief Lending Officer of the Bank

George C. Coffman,	2013	200,000	20,000		68,500	17,695	(7)	306,195
Executive Vice President and Treasurer	2012	185,000	65,000			8,482		258,482
and Chief Financial Officer
of the Company and the Bank

Charles E. Schwabe,	2013	200,000	25,000		68,500	18,429	(8)	311,929
Executive Vice President and Secretary	2012	185,000	40,000			9,202		234,202
of the Company and the Bank,
Chief Administrative Officer of the Bank

(1)	Represents amounts paid based upon the executive's performance during the year indicated even if paid in the following year.
(2)	Consists of restricted stock awards. Restricted stock was granted to Ms. Scully and Messrs. Brown, Coffman and Schwabe in April 2013 and the value is based on the closing share price at the date of grant of $6.85. Mr. Altieri was granted restricted stock upon his employment , also in April of 2013, with and the value is based on the closing share price at the date of grant of $7.20. Each share granted is subject to a three year vesting schedule.
(3)	Represents $8,763 in 401(k) matching contribution, $1,745 in life insurance benefits and a car allowance of $8,308.
(4)	Determined in accordance with his employment agreement, with an initial $50,000 upon joining the Company and an additional $50,000 due after the end of the fiscal year ended 2013.
(5)	Represents $2,890 in 401(k) matching contribution and a car allowance of $5,538.
(6)	Represents $2,088 in 401(k) matching contribution, $745 in life insurance benefits and a car allowance of $8,308.
(7)	Represents $8,337 in 401(k) matching contribution, $1,050 in life insurance benefits and a car allowance of $8,308.
(8)	Represents $8,351 in 401(k) matching contribution, $1,770 in life insurance benefits and a car allowance of $8,308.

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The following table discloses information about unexercised options and unvested stock awards outstanding as of December 31, 2013 for each of the named executive officers.

OUTSTANDING EQUITY AWARDS

AT FISCAL YEAR END

DECEMBER 31, 2013

	OPTION AWARDS				STOCK AWARDS
	Number of	Number of						Equity Incentive	Equity Incentive
	Securities	Securities				Number of	Market Value	Plan Awards:	Plan Awards:
	Underlying	Underlying				Shares of	of Shares	Number of	Market Value of
	Unexercised	Unexercised	Option	Option		Stock	of Stock	Unearned Shares	Unearned Shares
	Options:	Options:	Exercise	Expiration	Grant	that have	that have	that have	that have
	Exercisable	Unexercisable	Price	Date	Date	Not Vested (1)	Not Vested	Not Vested (2)	Not Vested

Mary Ann Scully	6,387		$13.75	2/14/2017	4/5/2013	$5,000	$47,100	5,000	$47,100
	17,000		$13.99	1/17/2017
	6,000		$11.00	12/14/2015
	9,786		$10.50	10/31/2015
	29,356		$10.00	8/9/2014
	7,500		$10.00	8/9/2014

	76,029	-				$5,000	$47,100	5,000	$47,100

Robert A. Altieri
	-	-	-	-	4/30/2013	$5,000	$47,100

	-	-				$5,000	$47,100	-	-

Paul G. Brown	4,562		$13.75	2/14/2017	4/5/2013	$5,000	$47,100	5,000	$47,100
	14,200		$13.99	1/17/2017
	5,000		$11.00	12/14/2015
	6,990		$10.50	10/31/2015
	20,968		$10.00	8/9/2014
	6,250		$10.00	8/9/2014

	57,970	-				$5,000	$47,100	5,000	$47,100

George C. Coffman	4,562		$13.75	2/14/2017	4/5/2013	$5,000	$47,100	5,000	$47,100
	14,200		$13.99	1/17/2017
	5,000		$11.00	12/14/2015
	6,990		$10.50	10/31/2015
	20,968		$10.00	8/9/2014

	51,720	-				$5,000	$47,100	5,000	$47,100

Charles E. Schwabe	4,562		$13.75	2/14/2017	4/5/2013	$5,000	$47,100	5,000	$47,100
	14,200		$13.99	1/17/2017
	5,000		$11.00	12/14/2015
	6,990		$10.50	10/31/2015
	20,968		$10.00	8/9/2014
	6,250		$10.00	8/9/2014

	57,970	-				$5,000	$47,100	5,000	$47,100

(1)	For each grant on 4/5/2013, 1,667 shares vest on each of 4/5/2014 and 4/5/2015, and 1,666 shares vest on 4/5/2016.

(2)	For each grant on 4/5/2013, assuming pre-established performance metrics for the prior year are met or the Board of Directors uses its discretionary authority to permit such shares to be earned in the absence of meeting such performance metrics, 1,667 shares vest on each of 4/5/2014 and 4/5/2015, and 1,666 shares vest on 4/5/2016. The goals for 2013 were not met and the Board did not use discretionary authority to award the shares scheduled to vest on 4/5/2014, therefore, subsequent to year end 1,667 shares of this grant were forfeited with respect to each named executive officer.

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Employment Agreements

The following summarizes the material terms of the employment agreements between the named executive officers and Howard Bank.

Chief Executive Officer - Mary Ann Scully

Howard Bank entered into an amended and restated employment agreement with Mary Ann Scully on December 18, 2008 pursuant to which Ms. Scully serves as President and Chief Executive Officer of Howard Bancorp and Howard Bank.

The amended and restated employment agreement provides for an initial term expiring on March 31, 2011 and, unless written notice that the agreement will not be renewed is provided to Ms. Scully, is renewed for an additional year on each subsequent March 31 (beginning on March 31, 2009), such that the remaining term at each renewal will be three years. Ms. Scully’s term of employment is currently extended through March 31, 2017.

Ms. Scully’s employment agreement provides for an initial annual salary subject to annual increases as may be determined by Howard Bank’s Board of Directors. Ms. Scully’s current annual salary is set at $275,000. Ms. Scully is also entitled to a bonus as determined each year by the Bank’s board of directors and to participate in any other bonus, incentive and other executive compensation programs as are made available to the Bank’s executive management. The agreement also provides that Ms. Scully is not compensated for her services as a director.

Howard Bank may terminate Ms. Scully’s employment under the agreement for certain events constituting Cause as defined in the agreement. In addition, Howard Bank may terminate the agreement without Cause or upon Ms. Scully’s Permanent Disability as defined in the agreement, in each case upon written notice to Ms. Scully. Ms. Scully may terminate her employment at any time under the agreement.

If Howard Bank terminates Ms. Scully’s employment without Cause or upon Ms. Scully’s Permanent Disability, or Ms. Scully terminates her employment for Good Reason or upon her Permanent Disability, and a Change in Control, as defined in the agreement, has not occurred, then Ms. Scully will be entitled to receive an amount equal to her current base salary plus all benefits she is then receiving for a period equal to the remaining term of the agreement plus any incentive compensation already accrued for that year. In addition, all of her stock awards and stock options shall immediately vest upon the effective date of such termination. If the termination is due to Permanent Disability, then such amount payable will be reduced if and to the extent that Ms. Scully receives payments under any disability insurance or other program maintained by Howard Bank.

If, within 12 months following a Change in Control, Ms. Scully’s employment is terminated under the agreement by Ms. Scully for any reason or by Howard Bank without Cause, then, instead of the payments provided for above, Ms. Scully will be entitled to: (i) a lump sum payment equal to the sum of (a) 2.99 times her average annual compensation (consisting of base pay and bonus) during the most recent three years minus the aggregate present value of any other payments she receives that are treated as contingent upon the Change in Control (not including (ii), (iii) and (iv) of this sentence, and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for the remaining term of the agreement as available to the Bank’s other employees.

If any severance payment or distribution made to Ms. Scully is determined to be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended (a “Parachute Payment”), Ms. Scully will be entitled to a full tax “gross-up” to cover any excise taxes on such amount, unless the total value of all such payments and benefits (as measured for purposes of Section 280G) exceeds the taxable threshold by 10% or less, in which event the payments and benefits will instead be reduced so as to fall below the taxable threshold.

Ms. Scully’s employment also terminates upon mutual agreement of the parties or immediately upon her death. If her employment is terminated upon death, all of Ms. Scully’s stock awards and stock options shall immediately vest.

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The agreement also contains confidentiality, non-compete and non-solicitation provisions.

Executive Officers – Messrs. Brown, Coffman, and Schwabe

On December 18, 2008, Howard Bank entered into amended and restated employment agreements with Messrs. Brown, Coffman and Schwabe pursuant to which each serves as an Executive Vice President of Howard Bank.

The amended and restated employment agreements provide for an initial term expiring on March 31, 2011 and, unless written notice that the agreement will not be renewed is provided to the executive, is renewed for an additional year on each subsequent March 31 (beginning on March 31, 2009), such that the remaining term at each renewal will be three years. The term of each executive’s employment is currently extended through March 31, 2017.

Each executive’s employment agreement provides for an initial annual salary, subject to annual increases as may be determined by the Bank’s board of directors. Each executive also may receive an annual bonus to be determined by the Bank’s board of directors. Each executive officer’s annual salary is currently set at $200,000. The executives are also entitled to a bonus as determined each year by the board and to participate in any other bonus, incentive and other executive compensation programs as are made available to the Bank’s executive management.

The other substantive provisions of Messrs. Brown, Coffman and Schwabe’s employment agreements are identical to those of Ms. Scully’s employment agreement as described above.

Executive Officer – Mr. Altieri

On April 30, 2013, Howard Bank entered into an employment agreement with Mr. Altieri pursuant to which he serves as an Executive Vice President and President of the Mortgage Division of Howard Bank.

The employment agreement provides for an initial term expiring on April 30, 2015. The agreement may be renewed upon notice provided by the Bank’s Chief Executive Officer on or before 90 days before the applicable termination date.

Mr. Altieri’s employment agreement provides for an initial annual salary, subject to annual increases as may be determined by the Bank’s board of directors. Mr. Altieri’s annual salary is currently set at $245,000. Mr. Altieri also will receive an annual incentive based upon the pretax revenues of the Mortgage Division, provided, however, that the agreement included a bonus of at least $50,000 for 2013. Mr. Altieri’s employment agreement also provided for, as of the April 30, 2013 effective date, an initial bonus of $50,000 and a grant of 5,000 shares of restricted stock vesting over a three-year period. He is also entitled to a $750 a month car allowance and to participate in any other bonus, incentive and other executive compensation programs as are made available to the Bank’s executive management.

Howard Bank may terminate Mr. Altieri’s employment under the agreement for certain events constituting Cause as defined in the agreement. In addition, Howard Bank may terminate the agreement without Cause or upon Mr. Altieri’s Permanent Disability as defined in the agreement, in each case upon written notice to Mr. Altieri. Mr. Altieri may terminate his employment at any time under the agreement.

If Howard Bank terminates Mr. Altieri’s employment without Cause or upon Mr. Altieri’s Permanent Disability, or Mr. Altieri terminates his employment for Good Reason or upon his Permanent Disability, and a Change in Control, as defined in the agreement, has not occurred, then Mr. Altieri will be entitled to receive an amount equal to his current base salary plus all benefits he is then receiving for a period equal to the remaining term of the agreement plus any incentive compensation already accrued for that year. In addition, all of his stock awards and stock options shall immediately vest upon the effective date of such termination. If the termination is due to Permanent Disability, then such amount payable will be reduced if and to the extent that Mr. Altieri receives payments under any disability insurance or other program maintained by Howard Bank.

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If, within 12 months following a Change in Control, Mr. Altieri’s employment is terminated under the agreement by Howard Bank without Cause, then, instead of the payments provided for above, Mr. Altieri will be entitled to: (i) a lump sum payment equal to the sum of (a) two times his average annual compensation (consisting of base pay and bonus) during the most recent three years minus the aggregate present value of any other payments he receives that are treated as contingent upon the Change in Control (not including (ii), (iii) and (iv) of this sentence, and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for the remaining term of the agreement as available to the Bank’s other employees.

Mr. Altieri’s employment also terminates upon mutual agreement of the parties or immediately upon his death. If his employment is terminated upon death, all of Mr. Altieri’s stock awards and stock options shall immediately vest.

The agreement also contains confidentiality, non-compete and non-solicitation provisions.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2013, with respect to compensation plans under which equity securities of Howard Bancorp are authorized for issuance:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	152,300	$12.28	684,897
Equity compensation plans not approved by security holders (2)	234,801	$10.49	0
Total	387,101	$11.19	684,897

(1) Includes our 2013 Equity Incentive Plan, which was approved by our stockholders on May 29, 2013, and our 2004 Incentive Stock Option Plan, which was approved by security holders of Howard Bank. Effective December 15, 2005, all of the then stockholders of Howard Bank became stockholders of Howard Bancorp.

(2) Includes our 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan permits the granting of nonstatutory stock options (but not incentive stock options within the meaning of Code section 422), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing. Participation in the 2004 Stock Incentive Plan is open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any affiliate of the Company, as may be selected by the plan Administrator from time to time. The Administrator may also grant awards pursuant to the plan to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services. 200,000 shares of our common stock are reserved for issuance under the 2004 Stock Incentive Plan, subject to adjustment. Also includes options granted under employment agreements between Howard Bank and each executive officer dated as of August 9, 2004. Under the terms of each employment agreement, each executive officer was granted options upon the effective dates of the agreements and upon issuances of additional shares of common stock for the primary purpose of increasing equity capital

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Item 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Stegman & Company, independent registered public accounting firm, to audit the Company’s financial statements for the fiscal year ending December 31, 2014. Stegman & Company has audited the financial statements of the Company and Howard Bank since their organization. Representatives of Stegman & Company are expected to be present at the Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman & Company and may retain that firm or another firm without resubmitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Ratification of Stegman & Company requires the affirmative vote of a majority of the votes cast on the matter at the Meeting. Directors and executive officers of the Company as a group have the power to vote or direct the voting of 1,019,313 shares of our common stock, or approximately 25% of the shares of common stock outstanding on the Record Date, and have indicated their intention to vote “FOR” the ratification of Stegman & Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF STEGMAN & COMPANY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S 2014 FINANCIAL STATEMENTS.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls established by management and the Board, and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1)  reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K;

(2)  discussed with Stegman & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by statement of Auditing Standards No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, and has received the written disclosures and the letter from Stegman & Company, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence; and

(3)  discussed with Stegman & Company its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor’s independence.

Submitted by the Audit Committee:

Nasser Basir, Chairman

Robert J. Hartson

Paul I. Latta, Jr.

Robert N. Meyers

27

Fees to independent registered public accounting firm

The following is a summary of the fees billed to the Company by Stegman & Company for professional services rendered for the years ended December 31, 2013 and 2012.

Audit fees. The aggregate amount of fees billed by Stegman & Company for services provided in connection with the audit of the Company’s financial statements for the years ended December 31, 2013 and 2012, were $81,339 and $43,449, respectively.

Tax fees. The aggregate amount of fees billed by Stegman & Company for services provided in connection with tax preparation, tax compliance, tax planning and tax advice for the years ended December 31, 2013 and 2012, were $6,750 and $7,000, respectively.

All Other Fees. There were no other professional services provided by Stegman & Company during the years ended December 31, 2013 and 2012.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee approves the engagement before the Company or Howard Bank engages the independent registered public accounting firm to render any audit or non-audit services, except under the de-minimis exception as detailed under the Audit Committee description above.

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OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters to be presented for action by stockholders at the Meeting. If, however, any other matters not now known are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established procedures for stockholder communications with the Board of Directors. Stockholders may communicate with the Board by writing to the following:

Lead Independent Director

Howard Bancorp, Inc.

6011 University Boulevard

Suite 370

Ellicott City, MD 21043

All communications that relate to matters that are within the scope of responsibilities of the Board will be forwarded to the non-employee directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chair of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibilities and will be forwarded to the appropriate Company officer. Solicitations, advertising materials and frivolous or inappropriate communications will not be forwarded.

STOCKHOLDER PROPOSALS FOR THE HOWARD BANCORP, INC. 2015 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the proxy materials for the Company’s 2015 annual meeting of stockholders, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at our executive offices on or before December 18, 2014. In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of the Company by Certified Mail—Return Receipt Requested.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended, we hereby notify our stockholders that the notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2015 annual meeting of stockholders must be received by our Secretary between December 18, 2014 and January 17, 2015; provided, however, that if less than 100 days’ prior public disclosure of the date of the meeting is made by the Company, any such notice by a stockholder must be so received not later than the 10th day following the day on which such prior public disclosure of the date of the meeting is first made by the Company. As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal will be granted to the persons designated in the Company’s proxy related to the 2015 annual meeting of stockholders.

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REVOCABLE PROXY
HOWARD BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby makes, constitutes and appoints Andrew E. Clark, Paul I. Latta, Jr. and Kenneth C. Lundeen, or any of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Howard Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on May 28, 2014 and at any adjournment or postponement thereof.

☐

☐

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/5947

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

	For	With-hold	For All Except
1. Election of Directors Class III – terms expiring in 2017	☐	☐	☐

Nominees:
Richard G. Arnold
Nasser Basir
Mary Ann Scully

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees for Director set forth above, FOR approval of the non-binding advisory proposal to approve the compensation of the Company's named executive officers, and FOR ratification of the appointment of Stegman & Company. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement of the Meeting.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

5947